Exhibit 99.1

GOOD HARBOR PARTNERS ANNOUNCES STOCKHOLDER APPROVAL OF

THE EARLY DISTRIBUTION OF ITS TRUST FUND AND THE AMENDMENT

OF ITS CHARTER TO PERMIT ITS CONTINUED EXISTENCE WITHOUT

BLANK CHECK COMPANY PROVISIONS

BOSTON, MA – January 31, 2008—Good Harbor Partners Acquisition Corp.[GHBAA, GHBAU, GHBBB, GHBBU, GHBAW, GHBAZ] today announced that at a Special Meeting held on January 31, 2008, its stockholders voted to distribute its trust fund for the benefit of its Class B Common Stockholders of record as of January 31, 2008 as soon as possible. Today’s vote had the automatic effect of immediately canceling all Class B shares and converting them into rights to receive a pro rata share of the trust fund distribution, expected to be $5.35 per share. The Company’s Class B Units have been mandatorily separated into their component parts: two warrants to purchase Common Stock and rights to receive the distribution on two Class B shares. Effective as of the close of business today, the Company’s Class B Common Stock [GHBBB] and Class B Units [GHBBU] will no longer be quoted on the OTC BB and will no longer trade or be tradeable. The Company’s remaining Common Stockholders voted to remove the blank check company restrictions from the Company’s charter, allowing the Company to continue its corporate existence beyond its scheduled termination date of March 15, 2008.

Commenting on today’s stockholder actions, Ralph Sheridan, Chief Executive Officer, said “We are pleased that our stockholders approved these initiatives, which we believe are the best ways to preserve and create the most value for our stockholders. The Trustee of the Company’s trust fund, American Stock Transfer & Trust Company, will distribute the trust fund proceeds as quickly as possible in accordance with its usual procedures to the record holders of the Company’s Class B Common Stock as of January 31, 2008. We believe that virtually all of the Class B shares are held of record in “street name,” which means that the cash distributions will be sent through the securities industry clearing system to stock brokerage and other financial firms for final distribution to beneficial owners of the Class B stock. In general, Class B holders should contact their financial advisors for details about the receipt and disposition of their share of the cash distribution.”

Important Forward-Looking Statements Disclaimer

Any statements contained in this press release that do not describe historical facts may constitute forward looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995, including the intended early trust distribution and Good Harbor’s continued corporate existences and its plans for future operations, financings and acquisitions. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. These risks include but are not limited to (1) the ability of Good Harbor to retain and attract talented executives and managers, (2) the ability of Good Harbor to raise capital to fund ongoing operations (including the compliance cost of continuing to remain a public reporting company and compensation arrangements with employees), to fund the identification, investigation, negotiation and closing costs of any acquisition of an operating business, and potentially, to fund the working capital requirements of any operating business acquired by the Company, as Good Harbor currently has less than $170,000 in cash outside the trust fund and estimated liabilities in excess of $116,000, which does not include anticipated charges for work on the Special Meeting, the trust fund distribution and related matters, (3) the continued eligibility of Good Harbor’s common stock to be quoted and traded on the OTC-BB, (4) the continued compliance of Good Harbor with the reporting requirements applicable to a public company, (5) limitations and compliance costs that may be applicable to Good Harbor if it is subject to classification as a “shell company” under the federal securities laws and/or Rule 419 of the Securities Act of 1933, (6) any difficulties or delays associated with the trust distribution, including possible creditor claims (of which the Company is not aware of any as of this date), and (7) the other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission.

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